EXHIBIT 16(b)


April 20, 2001

Vinings Communities, LP
Mr. Peter Anzo
C/O The Vinings Group
2939 Paces Ferry Road
Suite 1170
Atlanta, GA 30339

     Re: Proposed loan to be secured by Windrush Apartments, 3841 Kensington Road, Decatur, GA 30032; 202 Units (the "Property")

        Loan Program:                         Fannie Mae MBS/DUS, Actual/360

        Borrower:                             Vinings Communities, LP
        Key Principal(s):                     Mr. Peter Anzo

        Principal Amount of Loan:             $8,080,000
        Loan Term:                            10
        Amortization Period:                  30
        Underwritten Interest Rate:           7.50% (Maximum interest rate
                                                without reducing loan proceeds)

        Estimated Spread:                     189 bps above the 10 year U.S.
                                                Treasury Rate

        Yield Maintenance Period:             9.5 years
        Underwriting Tier:                    2++

        Commitment Expiration Date:           05/04/2001
        Rate Lock Expiration Date:            05/18/2001
        Loan Closing Date:                    No later than  5 Business Days
                                                after the Rate Lock

        Prepaid Application Fee:              $12,000
        Prepaid Third Party Reports:          Included Above

        Completion/Repair Deposit:            $100,425
        Initial Deposit to Replacement
          Reserve:                            $0
        Monthly Deposit to Replacement
          Reserve:                            $4,343 (initial amount, see
                                                Exhibit E)

        Commitment Deposit:                   $40,400   (.5% of the loan amount)
        Rate Lock Deposit:                    $161,600  (2% of the loan amount)
        Financing Fee:                        $80,800    (1% of the loan amount)

        Closing Officer:                      Jed Hishmeh
        Correspondent:                        N/A


Ladies and Gentlemen:

     This letter (together with all exhibits and attachments hereto, the "Commitment") constitutes the commitment of Berkshire Mortgage Finance Limited Partnership, a Massachusetts limited partnership (which, together with its successors and assigns are referred to as the "Lender"), to make a first mortgage loan (the "Loan") to the Borrower described above under the Loan Program described above.

     This Commitment is subject to and conditioned upon the satisfaction of all of the terms, conditions and requirements set forth or referred to in this Commitment, which are as follows:

1. BORROWER: The Borrower shall be the Borrower identified above. If there is any change in the organizational structure of the Borrower, including a change in the ownership of the Borrower, from that previously disclosed to the Lender, then, at the Lender's option, this Commitment shall terminate and the Lender shall have no obligation under this Commitment, including the obligation to make the Loan.

2. KEY PRINCIPAL(S): The Key Principal(s) and Key Individual(s) shall be as identified above. Prior to the Closing (as defined below) none of the Key Principals shall (a) transfer their ownership interest in or otherwise withdraw from the Borrower (if the Borrower Principal is a natural person), or (b) alter its affiliation with the Borrower (if the Borrower Principal is not a natural person).

3. PRINCIPAL AMOUNT OF LOAN: The Loan shall be in an amount equal to the Loan Amount identified above. The Loan Amount is subject to change in accordance with the terms and conditions of this Commitment.

4. LOAN TERM: The Loan shall have a term equal to the Loan Term identified above. The Loan Term shall commence on the first day of the month immediately following the date on which the Loan closes (the "Closing"). If the Closing occurs on the first day of the month, then the Loan Term shall commence on the date of the Closing.

5. CLOSING: The Closing shall occur no later than the Loan Closing Date identified above. The Lender, at its election, may require up to two (2) Business Days advance notice of the Closing in order to make available funds for the Closing of the Loan. As used in this Commitment, "Business Day" shall mean any day other than a Saturday, Sunday, a legal holiday in Bethesda, Maryland, or a day on which banking institutions located in Bethesda, Maryland are not authorized by law or other governmental action to close.

6.   INTEREST RATE:

     6.1 Note Rate. The interest rate on the Loan (the "Note Rate") will be calculated on the Rate Lock Date (as defined below). The Borrower is advised that this Commitment was approved by the Lender using the Underwritten Interest Rate identified above as the projected interest rate on the Loan. Depending upon the market conditions at the time of Rate Lock, the Note Rate may be different than the Underwritten Interest Rate. If the Note Rate is higher than the Underwritten
          Interest Rate, the Lender reserves the right to requalify the Borrower's ability to pay the Loan at the Note Rate. Such a requalification may cause the Lender to reduce the Loan Amount.

     6.2 Rate Lock. The Borrower may request that the Note Rate be established ("Rate Lock") at any time prior to the Rate Lock Expiration Date identified above; provided that the Lender may, at its sole discretion, require up to two (2) Business Days between the Rate Lock Date and the Closing. A "Rate Lock" shall not be possible until (a) all terms of this Commitment, including all Conditions to Rate Lock set forth in Exhibit B to this Commitment, have been fully satisfied,
          (b) the Lender has received payment from the Borrower and/or the Key Principals for the Rate Lock Deposit, which is equal to two percent (2%) of the Loan Amount, in immediately available funds, (c) the Borrower has executed and delivered to the Lender, via telecopy, a completed Authorization to Obtain Rate Lock in the form attached to this Commitment as Exhibit B. A portion of the Rate Lock Deposit will be refunded to the Borrower within 24 hours of Closing, less any amounts required to be held by the Investor. The remaining portion of the Rate Lock Deposit shall be refunded to Borrower upon the Investor's purchase of the Loan. If the Closing does not occur or the Investor does not purchase the Loan for any reason (other than the failure of the Lender to comply with the terms, conditions and requirements contained in or referred to in this Commitment), then the Rate Lock Deposit will be deemed earned by the Lender and will not be refundable to the Borrower. The Rate Lock Deposit must be wire transferred to the Lender. The Lender's wiring instructions are attached to this Commitment as Exhibit C.

     6.3 Recording. Please be advised that, at the time of Rate Lock, telephone conversations with the Borrower, or his/her representative, regarding the mortgage terms, acceptance of the preliminary rate and then of the final rate will be recorded and retained.

7. PAYMENT OF INTEREST UPON DISBURSEMENT: The proceeds to fund the Loan will be provided by the Lender's warehouse lender. The Borrower acknowledges and agrees that interest shall accrue on the Loan Amount at the Note Rate from the time such proceeds are received by the escrow agent or other disbursing agent for the Loan. The Borrower further acknowledges and agrees that the Borrower shall be liable for the payment of all such accrued interest.

8.   PAYMENTS:

     8.1 PREPAID INTEREST: The Borrower shall make an initial payment to the Lender on the date of the Closing in an amount equal to the amount of interest that will accrue on the Loan Amount, based on a 365 day year, at the Note Rate from and including the date of the Closing to and including the last day of the month in which the Closing occurs.

     8.2 MONTHLY PAYMENTS: The Borrower shall make monthly principal and interest payments on the Loan on the first day of each month during the Loan Term according to an amortization schedule for a loan having
          (a) an original principal amount equal to the Loan Amount, (b) a term equal to the Amortization Period identified above, and (c) an annual interest rate equal to the Note Rate, computed on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days each. All outstanding principal and interest on the Loan shall be due and payable in full on the last day of the Loan Term.

     8.3 ACCRUAL OF MONTHLY INTEREST. The Borrower expressly understands and agrees that the computation of interest based on such 360 day year consisting of twelve (12) monthsof thirty (30) days each is solely for purposes of determining the monthly principal and interest payment amount, and, notwithstanding such computation, the amount of each monthly payment made by the Borrower that is allocated to interest will be based on the actual number of calendar days during such month. The Borrower understands that the amount allocated to interest for each month will vary depending on the actual number of calendar days during such month. As a result, loans using an Actual/360 payment schedule amortize more slowly and generate more interest than a loan at the same note rate using a 30/360 payment schedule.

9. LATE CHARGES: In the event any payment of principal and interest on the Loan is not received by the Lender prior to the fifth (5th) day after such payment is due (or such greater period, if any, required by applicable law), the Borrower will pay to the Lender a late charge of five percent (5%) of the amount of the overdue payment. In the event any payment of principal and interest on the Loan is not received by the Lender prior to the thirtieth (30th) day after such payment is due, the outstanding principal balance of the Loan shall bear interest during the period the payment remains past due at the rate of four (4) percentage points above the Note Rate (the "Default Rate"). If the unpaid principal balance of the Loan and all accrued interest are not paid in full on the final day of the Loan Term, the unpaid principal balance and all accrued interest shall bear interest at the Default Rate. This provision for a late charge and the Default Rate shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives the Borrower a right to cure an Event of Default (as defined below). The imposition of late charges or charging interest at the Default Rate is not contingent upon the giving of any notice or the lapse of any cure period provided for in the Loan Documents (as defined below).

10. MAXIMUM RATE OF INTEREST: The Loan is subject to the express condition that at no time shall the Borrower be obligated or required to pay interest on the principal balance of the Loan or late charges at a rate which could subject the Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by applicable law to contract or agree to pay. If by the terms of the Loan Documents (as defined herein), the Borrower is at any time required or obligated to pay interest on the principal balance of the Loan or late charges at a rate in excess of such maximum rate, the Note Rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

11. TITLE INSURANCE, SURVEY, ETC.: In addition to satisfying all other terms and conditions of this Commitment, the following requirements must be satisfied prior to Rate Lock:

          (a) The Lender shall receive and approve a current title insurance commitment and proforma policy of title insurance that satisfies the requirements of the Program;

          (b) The Lender shall receive and approve a current survey of the Property, including a Surveyor's Certificate, that satisfies the requirements of the Program;

          (c) The Lender shall receive a draft opinion of Borrower's counsel in the form provided by Lender's counsel; and

          (d) The Lender shall receive evidence satisfactory to the Lender that the Borrower has in place all insurance with respect to the Property that satisfy the requirements of the Program.

12.  LOAN FEES:

     12.1 APPLICATION FEE. The Borrower has paid to the Lender an Application Fee (the "Application Fee") identified above. The Application Fee has been earned and is not refundable, whether or not the Loan described herein is closed.

     12.2 COMMITMENT DEPOSIT. Upon the Borrower's acceptance of this Commitment, the Borrower and/or the Key Principals shall pay to the Lender the Commitment Deposit identified above. The Commitment Deposit shall be applied against the Financing Fee described in paragraph 12.5 of the Commitment. The Commitment Deposit is earned and shall only be refunded by the Lender to the Borrower in the event that the Borrower complies with each of the terms, conditions and requirements contained or referred to in this Commitment and the Lender fails to complete the transaction contemplated by this Commitment. Except as set forth in the preceding sentence, the Commitment Deposit is non-refundable.

     12.3 THIRD-PARTY REPORTS. The Borrower has previously paid to the Lender the Application Fee identified above in order to offset the cost of such third-party reports.

     12.4 RATE LOCK DEPOSIT. Prior to Rate Lock, the Borrower and/or the Key Principals shall pay to the Lender the Rate Lock Deposit described in paragraph 6.2 of this Commitment.

     12.5 FINANCING FEE. At Closing, the Borrower and/or the Key Principals shall pay to the Lender the Financing Fee identified above. The amount also includes compensation to Lender's Correspondent identified above.

13. SECURITY PROPERTY: The Loan will be secured by, among other things, the Security Instrument (as defined below) (a) creating a first lien on the Property, all buildings and other improvements now or hereafter located on the Property, (the "Improvements"), and all fixtures, equipment, furnishings, inventory, machinery and other articles of personal property now or hereafter owned by the Borrower and attached to or contained in and/or used in connection with the Property and the Improvements (the "Tangible Personalty") (the Property, the Improvements and the Tangible Personalty being referred to herein collectively as the "Premises") and (b) an assignment of and security interest in all present and future accounts, general intangibles, instruments, documents and chattel paper now or hereafter affecting or relating to the Premises (the "Intangible Personalty") and all leases and other occupancy or use agreements now or hereafter made or affecting the Premises and all security deposits, rents, issues, profits, revenues and other income of the Premises from time to time accruing therefrom (the "Rents and Profits"), all as more particularly described in the Security Instrument.

14. INSURANCE: The Borrower must provide proof of acceptable hazard and liability insurance coverage in the form of policies and paid receipt prior to Closing. Until the Mortgage Loan is paid in full, insurance coverage must at all times meet the Lender's requirements.

15. FUNDS, RESERVES AND ESCROWS: The Borrower shall establish the following funds, reserves and escrows ( collectively, the "Reserve Accounts"):

     15.1 REPAIR ESCROW ACCOUNT. At the Closing, the Borrower shall deposit with the Lender the Completion/Repair Deposit identified above (the "Repair Deposit"), which (unless the Repair Deposit is $0) is an amount equal to the percentage of the cost of completion of all immediate repairs to the Premises as set forth in Exhibit D to this Commitment (the "Immediate Repairs"). The Repair Deposit shall be deposited in an interest bearing account administered by the Lender (the "Repair Escrow Account"). The Immediate Repairs, as detailed in Exhibit D to this Commitment, must be completed within twelve (12) months of Closing. The Repair Escrow Account shall be established and administered in accordance with the terms and conditions of the Loan Documents (as defined below).

     15.2 REPLACEMENT  RESERVE  ACCOUNT.  At the  Closing,  an interest  bearing deposit account (the "Replacement Reserve Account") shall be established for replacements to the Premises set forth in Exhibit E to this Commitment. The Borrower shall make (a) an initial deposit at Closing in the amount equal to the Initial Deposit to Replacement
          Reserve identified above, and (b) monthly deposits in cash on the first day of each month in the amounts of the Monthly Deposit to Replacement Reserve set forth above. Monthly payments to the Replacement Reserve shall automatically be increased by Five Percent (5%) on each anniversary of the first payment of the loan. The Lender may, in its reasonable discretion, adjust such monthly amount from time to time to an amount sufficient, to maintain adequate balances necessary for replacement costs as they may arise. The terms and conditions regarding the establishment and administration of the Replacement Reserve Account are more particularly described in the Loan Documents (as defined below).

     15.3 TAX AND INSURANCE RESERVE ACCOUNT. At the Closing, a non-interest bearing escrow account for payment of taxes, assessments, insurance premiums and other charges shall be established. The Borrower shall pay to the Lender on the first day of each month during the Loan Term an amount equal to (a) the sum of (i) the aggregate anticipated annual premiums for all insurance policies required to be maintained by the Lender due in the coming year, (ii) the sum of the anticipated annual real property taxes, personal property taxes, intangibles taxes and assessments for the Premises due in the coming year, and (iii) the sum of all other anticipated assessments and charges against the Premises due in the coming year, divided by (b) twelve (12); all as reasonably estimated initially and from time to time by the Lender on the basis of assessments and bills and reasonable estimates thereof, with the administration and application thereof all as more fully described in the Loan Documents. At the Closing, the Borrower shall make an initial deposit to such escrow account in an amount sufficient, in the sole judgment of the Lender, to pay all taxes, assessments, insurance premiums and other charges of the types described above applicable to the period through and including the month following the month of the Closing, plus such additional amounts as may be required by the Lender.

               Each of the Reserve Accounts will be held, applied and adjusted pursuant to the terms of the Loan Documents. Except as expressly set forth in this Commitment and in the Loan Documents, the Lender shall not be required to pay any interest, earnings or profits on any of the Reserve Accounts. As additional collateral for the Loan, the Borrower shall assign the Reserve Accounts to the Lender and grant the Lender a security interest in the Reserve Accounts.

16. LOAN DOCUMENTS: The Loan shall be evidenced and secured by such documents (the "Loan Documents") as the Lender or its counsel may require. The Loan Documents shall be on the Lender's standard forms (with such changes as the Lender or its counsel may require). The Loan Documents shall be delivered to the Lender fully executed and in final form at the Closing. All of the Loan Documents shall be executed by properly authorized principals and/or officers of the Borrower and the Key Principals, as applicable. All agreements, documents and similar instruments shall be issued or executed by parties and institutions acceptable to the Lender. In the event of any conflict between the terms of this Commitment and the terms of the Loan Documents, the terms of the Loan Documents shall prevail.

17. FORM OF NOTE AND SECURITY INSTRUMENT: The form of the Note and Security Instrument have previously been provided to Borrower. By execution of this Commitment, the Borrower and the Key Principals expressly agree to and accept the terms and provisions of the Note, including without limitation,
     (a) the provisions relating to late charges and interest upon acceleration,
     (b) the provisions relating to prepayments and prepayment premiums, and (c) the exceptions to non-recourse liability.

18. EVENTS OF DEFAULT UNDER LOAN DOCUMENTS: The Loan Documents shall provide for the acceleration of the entire unpaid principal balance of the Loan and all accrued interest thereon, at the option of the Lender and without advance notice to the Borrower, upon the occurrence of certain events of default specified in the Loan Documents (each of which is an "Event of Default"). As of the Closing, there shall exist no Event of Default nor any event or condition which with the passage of time or the giving of notice or both could constitute an Event of Default.

19. EVENTS OF DEFAULT UNDER COMMITMENT: If any one of the following events occur prior to Closing, the Lender may, at its option, terminate this Commitment and have no further obligations to Borrower or any other party under this Commitment:

          (a) Failure of the Borrower to comply with any of the terms and conditions of this Commitment;

          (b) Destruction or damage to the Property deemed substantial by the Lender in its sole discretion;

          (c) A change in the Borrower's financial or the Property's operating condition which the Lender deems, in its sole discretion, to be material or adverse;

          (d) Any material misrepresentation in the Borrower's Loan application, or in any submission or representation made in connection with the Loan application; or

          (e) Any other circumstances or state of facts related to the Borrower or the Property not previously disclosed or discovered which could, in the Lender's sole discretion, make the Loan unacceptable to the Investor.

     A termination of this Commitment due to any of the above events shall not affect the Lender's right to retain fees and expenses collected or collect fees and expenses owed to the Lender, or seek damages incurred by the Lender, in relation to this Commitment.

20. ENVIRONMENTAL: The Loan Documents shall contain certain representations, warranties, covenants, agreements and indemnities relating to environmental conditions and hazards.

21. EXPENSES: The Borrower and the Key Principals agree to promptly pay all expenses in connection with the underwriting, negotiation and Closing of the Loan, whether or not the Loan closes, including title insurance premiums and other title company charges; recording, registration, filing and similar fees, taxes and charges; transfer, mortgage, deed, stamp or documentary taxes or similar fees or charges; costs of third-party reports, including without limitation, environmental studies, engineer's reports, appraisals and surveys; and all legal fees and expenses charged by counsel to the Lender.

22. ASSIGNMENT OF COMMITMENT: This Commitment shall not be assignable or assigned by the Borrower to any individual, corporation, partnership, limited liability company, trust or other entity (each of which being a "Person") without the express written consent of the Lender and any attempted assignment of this Commitment shall automatically terminate this Commitment. The Lender may assign this Commitment without the Borrower's consent. If requested by the Lender, the Borrower agrees to execute and deliver all documents necessary to effectuate such assignment.

23. THE LENDER'S COUNSEL: The Lender shall be represented by its transactional counsel ("Lender's Counsel") in connection with all matters relating to the Loan. Upon acceptance of this Commitment, please contact the Closing Officer identified above to obtain the name of Lender's Counsel. On the Loan Closing Date, the Borrower shall pay the fees of Lender's Counsel (or an amount equal to the fees of Lender's Counsel shall be deducted from the Loan proceeds). The sufficiency and form of all submissions and documents related to this Commitment and the Loan are subject to review by and approval of Lender's Counsel.

24. MATERIAL ADVERSE CHANGE: No material adverse change shall occur with respect to the Borrower, the Key Principals or the Borrower's general partners, if any, the Premises or any party contributing to the operating income for the Premises (including, without limitation, tenants) between the date of application for the Loan and the Closing. In the event of any such material adverse change, the Lender may in its sole discretion terminate this Commitment, whether or not such proceedings or circumstances shall be existing at the date of Closing. This Commitment is further conditioned upon certification from the Borrower that there has been no change in the ownership structure of the Borrower or any of the Key Principals and that there has been no material adverse change in the financial statements, operating statements or rent rolls previously submitted to the Lender for the Borrower, the general partners or members, if any, of the Borrower and the Key Principals.

25. SECONDARY FINANCING: Secondary financing with respect to the Premises, the imposition of junior liens on the Premises or the pledge of any partnership interest in the Borrower shall be permitted only with the prior written approval of the Lender in its sole discretion.

26.  BROKERAGE FEES: Payment to Lender's  correspondent  shall be as provided in
     Section 12.5. By acceptance of this Commitment, the Borrower agrees to pay any and all fees imposed or charged by any other brokers hired or contracted by the Borrower who brought about the issuance of this Commitment or the making of the Loan pursuant hereto, and agrees to indemnify and hold the Lender harmless from and against any and all claims, demands and liability for brokerage commissions, assignment fees, finders fees or other compensation whatsoever arising from this Commitment or the Lender's making of the Loan which may be asserted against the Lender by any Person. The Lender hereby agrees to pay any and all fees imposed or charged by any other brokers hired solely by the Lender, pursuant to paragraph 12.5 of this Commitment.

27. ASSUMPTION: The Lender shall consent, without any adjustment to the rate at which the Loan bears interest or to any other economic terms of the Loan, to an assumption of the Loan if, prior to the sale of the Property, the Borrower has satisfied each of the following requirements:

     1. The submission to Lender of all information required by Lender to consent to the assumption;

     2.   The absence of any Event of Default;

     3. The transferee meets all of the eligibility, credit, management and other standards (including any standards with respect to previous relationships between the Lender and the transferee and the organization of the transferee) customarily applied by Lender at the time of the proposed sale of the Property to the approval of borrowers in connection with the origination or purchase of similar mortgages, deeds of trust or deeds to secure debt on multifamily properties;

     4. The Property, at the time of the proposed sale of the Property, meets all standards as to its physical condition that are customarily applied by the Lender at the time of the proposed sale of the Property to the approval of properties in connection with the origination or purchase of similar mortgages on multifamily properties;

     5. In the case of a sale of the Property of all or any part of the Property, (A) the execution by the transferee of an assumption agreement that is acceptable to Lender and that, among other things, requires the transferee to perform all obligations of Borrower set forth in the Note, this Instrument and any other Loan Documents, and may require that the transferee comply with any provisions of this instrument or any other Loan Document which may have been waived by Lender, and (B) if an Acknowledgement and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability has been executed with the Note, the transferee causes one or more individuals or entities acceptable to Lender to execute and deliver to Lender an Acknowledgement and Agreement of Key Principal to Personal
          Liability for Exceptions to Non-Recourse Liability in a form acceptable to Lender;

     6. If a guaranty has been executed and delivered in connection with the Note, this Instrument or any of the other Loan Documents, the Borrower causes one or more individuals or entities acceptable to Lender to execute and deliver to Lender a guaranty in a form acceptable to Lender; and

     7.   Lender's receipt of all of the following:

          (a) A non-refundable review fee in the amount of $3,000.00 and a transfer fee equal to 1 percent of the outstanding Indebtedness immediately prior to the Transfer.

          (b) In addition, Borrower shall be required to reimburse Lender for all of Lender's out-of-pocket costs (including reasonable attorney's fees) incurred in reviewing the Transfer request, to the extent such expenses exceed $3,000.00

28. GENERAL CONDITIONS: To the extent not already provided to, and approved by, the Lender, at or prior to Rate Lock, Closing, the Borrower shall furnish to the Lender or satisfy the general conditions set forth below. The provisions of the Loan Agreement and the Loan Documents shall prevail if there is any conflict between such provisions and the General Conditions set forth below.

     1. ENGINEER'S REPORT. The Lender shall have obtained, at Borrower's expense, an engineer's report for the Premises, dated within one hundred twenty (120) days of the Closing in form and substance acceptable to the Lender.

     2. ENVIRONMENTAL ASSESSMENT; OPERATIONS AND MAINTENANCE PROGRAM. The Lender shall have obtained, at Borrowers' expense an environmental assessment of the Premises (including but not limited to the taking of soil borings and air and ground water samples and other above and below ground testing) by a consulting firm acceptable to the Lender, dated within one hundred twenty (120) days of the Closing in form and substance acceptable to the Lender. Such environmental assessment shall conform to (i) the current minimum standards for the American Society of Testing and Materials, and (ii) all requirements set forth in the Loan Documents. The Borrower shall furnish to the Lender and adopt a written operations and maintenance program (in form and substance satisfactory to the Lender) with respect to the use, handling, disposal and/or abatement of all hazardous materials, if any, identified in such environmental assessment or as otherwise required by the Lender.

     3. CERTIFICATES OF OCCUPANCY; LICENSES. The Borrower shall have submitted to the Lender (i) certificates of occupancy and/or other evidence acceptable to the Lender that the Premises is suitable for occupancy and has been inspected, accepted and approved by all governmental boards, or bureaus or departments having jurisdiction over the same; and (ii) that all licenses, permits, certifications, privileges and the like necessary for the ownership, operation and/or occupancy of the Premises for its current use and as currently constructed have been issued to the Borrower.

     4. ZONING; SUBDIVISION. The Borrower shall have furnished evidence acceptable to the Lender that the Premises and its use comply with all zoning requirements and that the Premises is a conforming use, which evidence may be in the form of one or more letters acceptable to the Lender from applicable governmental authorities having jurisdiction over the Premises, a written opinion of local counsel acceptable to the Lender, or by a proper zoning endorsement to the title insurance policy. The Borrower shall furnish the Lender a copy of an approved and currently valid subdivision plat for the Premises, if applicable, or an opinion of local counsel acceptable to the Lender, that the Lender may foreclose on and resell the Premises to a third party without subdivision approval.

     5. REQUISITE AUTHORITY AND STRUCTURE OF BORROWER. The Borrower must possess all power and authority necessary for owning and operating the Premises and must meet all requirements of the Lender for the Loan. It is a condition of this Commitment that any changes in the form of the Borrower must be approved in writing by the Lender prior to Closing. The Borrower shall furnish the Lender (i) satisfactory proof that it is legally constituted and in good standing under the laws of the State in which the Premises is located and under the laws of the State in which it was organized, and has full power and authority to enter into the financing contemplated under this Commitment; (ii) certified copies of all organizational documents (as amended and currently in effect) of the Borrower and the Key Principals (if not individuals) and their general partners or members, if any, and of authorizing resolutions, as appropriate, with respect to the financing contemplated by this Commitment; and (iii) any other documentation reasonably requested by the Lender or its counsel. The Lender may, at its election, require all organizational documents of the Borrower and its general partners or members, if any, to contain such provisions as the Lender may deem necessary or appropriate to evidence that the Borrower is a Special Purpose Entity.

     6. UTILITY SERVICES. The Borrower shall have furnished evidence satisfactory to the Lender that utility services, including gas, electrical, telephone, sewer, water and storm drainage, are available, adequate and fully operational for the Premises.

     7. UCC SEARCHES. The Lender shall have obtained copies of such UCC searches (dated no more than thirty (30) days prior to Closing) as the Lender may require, including without limitation, in the county and State where the Premises is located and in the State of Borrower's principal place of business if other than the State where the Premises is located.

     8. NO CONDEMNATION PROCEEDINGS. As of Closing no proceedings shall have been threatened or commenced by any governmental authority having the power of eminent domain to condemn any part of the Premises, which the Lender in its sole judgment deems substantial.

     9. FINANCIAL STATEMENTS AND OPERATING STATEMENTS. The Borrower shall have submitted to the Lender (a) such certified financial statements of the Borrower for the most recent fiscal year ended, and (b) certified operating statements for the period beginning with the first day of the current fiscal year and ending on a date not more than thirty (30) days prior to the Closing, all in form and substance acceptable to the Lender.

     10. TAXES. The Borrower shall provide the Lender evidence that the Premises is a separate and single tax parcel and tax identification numbers, tax rates, estimated tax values and identities of the taxing authorities relating thereto.

     11. LEGAL OPINION. The Borrower shall deliver one or more current written legal opinions from counsel acceptable to the Lender and in form and substance acceptable to the Lender and its counsel.

     12. MANAGEMENT AGREEMENT. The Borrower shall have furnished the Lender a certified copy of each property management agreement affecting all or any portion of the Premises, each of which shall be in form and substance satisfactory to the Lender.

     13. PUBLICITY. The Borrower hereby gives permission to the Lender to release publicity articles concerning the financing of the Premises.

     14. OTHER REQUIREMENTS. The Borrower shall satisfy such other and further requirements of the Lender for transactions of similar type and amount as the Loan.

29. PROPERTY MANAGEMENT: The property manager for the Premises and the property management agreement relating to the Premises shall be subject to the approval of the Lender, in its sole discretion. The Borrower, the Lender and the property manager for the Premises shall execute at Closing an assignment of the property management agreement.

30. GOVERNING LAW; JURISDICTION: This Commitment and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of Maryland. The Borrower and all of its general partners or members and the Key Principals hereby submit to the jurisdiction of the State and Federal courts located in the State of Maryland and agree that the Lender may, at its option, enforce its rights under this Commitment in such courts. Upon consummation of the Closing, all matters relating to the Loan and the Loan Documents shall be governed by and construed and interpreted in accordance with the law of the State in which the Premises is located.

31. WAIVER OF JURY TRIAL: The Lender, the Borrower and the Key Principals hereby waive, to the fullest extent permitted by applicable law, the right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Commitment. This waiver is knowingly, intentionally, and voluntarily made by the Lender, the Borrower and all of its General Partners or Members, if any, and the Key Principals, and the Lender, the borrower and the Key Principals acknowledge that no person acting on behalf of another party to this Commitment has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. The Lender, the Borrower and the Key Principals further acknowledge that they have been represented (or have had the opportunity to be represented) in connection with this Commitment and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

32. COMPLETE AGREEMENT: This Commitment, when executed by the parties hereto contains the complete and entire understanding of the parties with respect to the subject hereof and no changes or waivers will be recognized as valid unless they are made in writing and similarly executed. No specific waiver of any of the terms hereof shall be considered as a general waiver.

33.  COUNTERPARTS:   This   Commitment   may  be   executed  in  any  number  of
     counterparts, all of which when taken together shall constitute one and the same instrument.

34. ACCEPTANCE; TERMINATION: Please indicate your acceptance of the terms and conditions set forth in this Commitment by signing in the space provided below and returning a signed copy of this Commitment with your original signature, together with the balance owing, if any, of the Commitment
     Deposit, to the Lender before the close of business on the Commitment Expiration Date identified above. The Lender will acknowledge receipt of the Borrower's acceptance of this Commitment and return one (1) copy of this Commitment to Borrower. This Commitment is not effective until the Lender acknowledges receipt of the Borrower's acceptance. Without limiting any other provisions of this Commitment, this Commitment shall expire if not accepted by the Borrower by the Commitment Expiration Date. After acceptance, this Commitment shall expire on the Rate Lock Expiration Date unless all terms and conditions of this Commitment are satisfied and Rate Lock occurs in accordance with paragraph 6.2 of this Commitment. Notwithstanding the expiration of this Commitment, the agreements by the Borrower and the Key Principals contained in this Commitment to pay fees, costs and expenses shall survive such expiration of the other provisions of this Commitment. In the event this Commitment shall expire for any reason pursuant to this paragraph or any other provision of this Commitment, the Borrower and the Key Principals acknowledge that the Lender shall suffer damages, costs, expenses and losses which are difficult to ascertain and agree that the Lender may (without in any way limiting any other rights or remedies which may be available to the Lender) retain all amounts previously paid by or on behalf of the Borrower or the Key Principals (including without limitation, the Application Fee, the Commitment Deposit, any Rate Lock Fee and the Financing Fee) as liquidated damages, the same being reasonable compensation to the Lender for such expiration.


Very truly yours,

BERKSHIRE MORTGAGE FINANCE LIMITED PARTNERSHIP, a Massachusetts limited partnership

By: BRF Corporation, a Massachusetts corporation, its General Partner


By: /s/ Deborah Danegger
------------------------
Deborah Danegger
Senior Vice President, Bethesda Division


Accepted and Agreed To:

BORROWER:

Vinings Communities, L.P.
a Delaware limited partnership

By:      Vinings Investment Properties Trust
         a Massachusetts business trust
         General Partner

By:  /s/ Peter D. Anzo
     -----------------
         Peter D. Anzo
         CEO and President


Person(s) authorized by Borrower to Rate Lock:

Peter D. Anzo

Stephanie A. Reed

                                LIST OF EXHIBITS


EXHIBIT A - Legal Description of the Property

EXHIBIT B - Conditions to Rate Lock/Authorization to Obtain Rate Lock

EXHIBIT C - Lender's Wiring Instructions

EXHIBIT D - List of Immediate Repairs

EXHIBIT E - List of Replacements

EXHIBIT F - Conditions to Closing

                               Revised 05/08/2001

                       AUTHORIZATION TO OBTAIN A RATE LOCK

In compliance with a Commitment (the "Commitment") issued by Berkshire Mortgage Finance Limited Partnership, a Massachusetts limited partnership ("Lender") April 20, 2001 to make a loan (the "Loan") to the undersigned ("Borrower"), Borrower authorizes Lender to obtain a secondary market rate lock on the following items:

         1.       Loan Amount:                       $8,080,000
         2.       Term:                              10 years
         3.       Amortization:                      30 years
         4.       Interest Rate:                     6.99%
                  Comprised of a pass-through rate of 6.64% and a Lender
                    servicing fee of .35%.
         5.       Monthly Payments of Principal and Interest:  $53,702.19
         6.       Closing to be held no later than June 1, 2001

Borrower understands and agrees that if bank security documents satisfactory to Lender are not executed by the closing date, Borrower will post a $350,000 additional collateral escrow with Lender until such time as the HAP Contract is renewed through the remaining term of the loan or terminated or acceptable bank documentation is delivered post closing.


CERTIFICATION

Borrower certifies that there has occurred no "Event of Default" under the Commitment.

THIS AUTHORIZATION IS PROVIDED AND CERTIFICATION MADE THIS 8th DAY OF May, 2001.

Vinings Communities, L.P.
a Delaware limited partnership

By:      Vinings Investment Properties Trust
         a Massachusetts business trust
         General Partner

By: /s/ Stephanie A. Reed
    ---------------------
         Stephanie A. Reed
         Vice President